As filed with the Securities and Exchange Commission
                         on July 10, 1998

                                       Registration No. 333-58481
=================================================================


                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                           ------------


                         AMENDMENT NO. 1
                               TO
                             FORM S-3


                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           ------------

                    TRANS WORLD AIRLINES, INC.
      (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                 4512               43-1145889
      (State of         (Primary Standard      (I.R.S. Employer
    Incorporation)          Industrial        Identification No.)
                          Classification
                           Code Number)

                         One City Centre
                       515 N. Sixth Street
                    St. Louis, Missouri 63101
                          (314) 589-3000
       (Address, Including Zip Code, and Telephone Number,
               Including Area Code, of Registrant's
                   Principal Executive Offices)

                           ------------

      Gerald L. Gitner                         Copies to:
    Chairman and Chief                    David W. Hirsch, Esq.
     Executive Officer                      Cleary, Gottlieb,
     One City Centre,                       Steen & Hamilton
   515 N. Sixth Street                     One Liberty Plaza
  St. Louis, Missouri 63101             New York, New York 10006
     (314) 589-3000                          (212) 225-2000
 (Name, Address, Including
   Zip Code, and Telephone
     Number, Including
       Area Code, of
    Agents for Service)

                           ------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|




      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=================================================================

          PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

     SEC registration fee......           $  3,869
     Accounting fees...........             15,000*
     Legal fees................             50,000*
     Miscellaneous.............             50,000*
                                          --------
      TOTAL....................           $118,869*
                                          ========

------------
*  Estimated

ITEM 15.  Indemnification of Directors and Officers

      Under the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of TWA and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to TWA.

      The eleventh article of TWA's Third Amended and Restated Certificate of Incorporation ("Article Eleventh") provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Company may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

      To the extent that a director or officer of the Company has been successful on the merits or otherwise (including without limitation settlement by nolo contendere) in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company against such expenses as authorized by Article Eleventh and the Company may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

      The indemnification permitted by Article Eleventh shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article Eleventh or otherwise.

      If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

      The obligations of the Company to indemnify any person serving as one of its directors, officers or employees as of or following the Company's '93 Reorganization, by reason of such person's past or future service in such a capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in Article Eleventh or in similar constituent documents or by statutory law or written agreement of or with the Company, shall be deemed and treated as executory contracts assumed by the Company pursuant to the Company's '93 Reorganization. Accordingly, such indemnification obligations survive and were unaffected by the entry of the order confirming the Company's '93 Reorganization. The obligations of the Company to indemnify any person who, as of the '93 Reorganization, was no longer serving as one of its directors, officers or employees, which indemnity obligation arose by reason of such person's prior service in any such capacity, or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the certificate of incorporation, by-laws or other constituent documents or by statutory law or written agreement of or with TWA were terminated and discharged pursuant to Section 502(e) of the United States Bankruptcy Code or otherwise, as of the date the '93 Reorganization was confirmed. Nothing contained in the Third Amended and Restated Certificate of Incorporation of the Company shall be deemed to reinstate any obligation of the Corporation to indemnify any person or entity, which was otherwise released under or in connection with the Comprehensive Settlement Agreement entered into pursuant to the '93 Reorganization.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  Exhibits

      (a)  Exhibits


 *2.1  --Joint Plan of Reorganization, dated on May 12, 1995
         (Appendix B to the Registrant's Registration Statement on Form S-4, Registration Number 33-84944, as amended)

 *2.2  --Modifications to Joint Plan of Reorganization, dated
         July 14, 1995 and Supplemental Modifications to Joint
         Plan of Reorganization dated August 2, 1995 (Exhibit 2.5 to 6/95 10-Q)

 *2.3  --Findings of Fact, Conclusions of Law and Order Confirming
         Modified Joint Plan of Reorganization, dated August 4,
         1995, with Exhibits A-B attached (Exhibit 2.6 to 6/95
         10-Q)

 *2.4  --Final Decree, dated December 28, 1995, related to the
         '95 Reorganization (Exhibit 2.7 to 12/31/95 Form 10-K)


 *4.1 --Third Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3(i) to the Registrant's
         Registration Statement on Form S-4, Registration Number
         333-26645)

 *4.2  --Amended and Restated By-Laws of Trans World Airlines,
         Inc., effective May 24, 1996 (Exhibit 3(ii) to 6/96
         10-Q)


**5    --Opinion of Cleary, Gottlieb, Steen & Hamilton, Counsel
         to the Registrant, regarding the validity of the securities being registered

 12    --Statement re: Computation of Ratio of Earnings to
         Fixed Charges

**23.1 --Consent of KPMG Peat Marwick LLP

**23.2 --Consent of Cleary, Gottlieb, Steen & Hamilton, Counsel to the Registrant (included in Exhibit 5)

**24   --Powers of Attorney




  ---------------
*  Incorporated by reference


** Previously filed


      (b)  Schedules

      All supplementary schedules relating to the Registration Statement are omitted because they are not required or because the required information, where material, is contained in the Consolidated Financial Statements incorporated by reference from the 12/31/97 Form 10-K and 3/31/98 Form 10-Q.

ITEM 17.  Undertakings

   (a)     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section
      10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration
Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri, July 9, 1998.


                                  TRANS WORLD AIRLINES, INC.

July 9, 1998
                                  By /s/ Michael J. Palumbo
                                    -----------------------------
                                    Michael J. Palumbo,
                                    Senior Vice President
                                    and Chief Financial Officer



      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                Title                   Date
     ----------                -----                   ----


 /s/ Gerald L. Gitner    Director, Chairman of    July 9, 1998
 --------------------    the Board and Chief
   Gerald L. Gitner      Executive Officer
                         (Principal Executive
                         Officer)


/s/ Michael J. Palumbo   Senior Vice President    July 9, 1998
 --------------------    and Chief Financial
  Michael J. Palumbo     Officer (Principal
                         Financial Officer
                         and Principal
                         Accounting Officer)

           *             Director                 July 9, 1998
 --------------------
   John W. Bachmann

           *             Director                 July 9, 1998
 --------------------
  William F. Compton

           *             Director                 July 9, 1998
 --------------------
   Eugene P. Conese

           *             Director                 July 9, 1998
 --------------------
   Sherry L. Cooper

           *             Director                 July 9, 1998
 --------------------
    Edgar M. House

           *             Director                 July 9, 1998
 --------------------
  Thomas H. Jacobsen

           *             Director                 July 9, 1998
 --------------------
     Myron Kaplan

           *             Director                 July 9, 1998
 --------------------
   David M. Kennedy

           *             Director                 July 9, 1998
 --------------------
   General Merrill A.
        McPeak

           *             Director                 July 9, 1998
 --------------------
   Thomas F. Meagher

           *             Director                 July 9, 1998
 --------------------
    Brent S. Miller

           *             Director                 July 9, 1998
 --------------------
  William O'Driscoll

           *             Director                 July 9, 1998
 --------------------
 G. Joseph Reddington

           *             Director                 July 9, 1998
 --------------------
  Blanche M. Touhill

*By: /s/ Kathleen A. Soled                        July 9, 1998
   ------------------
   Kathleen A. Soled
  as Attorney-in-fact

                           EXHIBIT INDEX


 *2.1  --Joint Plan of Reorganization, dated May 12, 1995
         (Appendix B to the Registrant's Registration Statement on Form S-4, Registration Number 33-84944, as amended)

 *2.2  --Modifications to Joint Plan of Reorganization, dated
         July 14, 1995 and Supplemental Modifications to Joint
         Plan of Reorganization dated August 2, 1995 (Exhibit 2.5 to 6/95 10-Q)

 *2.3  --Findings of Fact, Conclusions of Law and Order Confirming
         Modified Joint Plan of Reorganization, dated August 4,
         1995, with Exhibits A-B attached (Exhibit 2.6 to 6/95
         10-Q)

 *2.4  --Final Decree, dated December 28, 1995, related to the
         '95 Reorganization (Exhibit 2.7 to 12/31/95 Form 10-K)


 *4.1 --Third Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3(i) to the Registrant's
         Registration Statement on Form S-4, Registration Number
         333-26645)

 *4.2  --Amended and Restated By-Laws of Trans World Airlines,
         Inc., effective May 24, 1996 (Exhibit 3(ii) to 6/96
         10-Q)


**5    --Opinion of Cleary, Gottlieb, Steen & Hamilton, Counsel
         to the Registrant, regarding the validity of the securities being registered

 12    --Statement re: Computation of Ratio of Earnings to
         Fixed Charges

**23.1 --Consent of KPMG Peat Marwick LLP

**23.2 --Consent of Cleary, Gottlieb, Steen & Hamilton, Counsel to the Registrant (included in Exhibit 5)

**24   --Powers of Attorney




  ---------------
*  Incorporated by reference

** Previously filed